Exhibit 4.4

FORM OF AMENDMENT TO

WarrantS to purchase ordinary shares
represented by american depositary shares

This AMENDMENT TO WARRANTS TO PURCHASE ORDINARY SHARES REPRESENTED BY AMERICAN DEPOSITARY SHARES (this “Amendment”) is entered into as of December 20, 2024, by and between Quoin Pharmaceuticals Ltd., a corporation incorporated under the laws of Israel (the “Company”), and [•] (the “Holder”).

WHEREAS, the Holder is the holder of a warrant, issued as of August 2022, to purchase up to [•] ordinary shares, no par value per share, of the Company (“Ordinary Shares”), represented by [•] American Depositary Shares (“ADSs,” and the ADSs issuable hereunder, the “Warrant ADSs”) of the Company (the “August 2022 Original Warrant”) (such amount adjusted to reflect the Company’s one-for-twelve reverse stock split effected on July 18, 2023) (such issuance price of the August 2022 Original Warrant having been reduced to $1.60 on March 7, 2024 and the termination date having been extended to March 7, 2029);

WHEREAS, the Holder is the holder of a warrant, issued as of February 2023, to purchase up to [•] Ordinary Shares, represented by [•] ADSs of the Company (the “February 2023 Original Warrant”) (such amount adjusted to reflect the Company’s one-for-twelve reverse stock split effected on July 18, 2023);

WHEREAS, the Holder is the holder of a Series D warrant, issued as of March 2024, to purchase up to [•] Ordinary Shares, represented by [•] ADSs of the Company (the “Series D March 2024 Original Warrant”);

WHEREAS, the Holder is the holder of a Series E warrant, issued as of March 2024, to purchase up to [•] Ordinary Shares, represented by [•] ADSs of the Company (the “Series E March 2024 Original Warrant” and together with the August 2022 Original Warrant, the February 2023 Original Warrant, and the Series D March 2024 Original Warrant the “Original Warrants”);

WHEREAS, pursuant to Section 5(m) of the August 2022 Original Warrant and the February 2023 Original Warrant,, such warrants may be modified or amended or the provisions thereof waived with the written consent of the Company and the Holder; and

WHEREAS, Section 5(m) of each of the Series D March 2024 Original Warrant and the Series E March 2024 Original Warrant provide that such warrants may be modified or amended or the provisions thereof waived with the written consent of the Company and the Holders of such outstanding warrants entitling such Holders to a majority of the warrant ADSs; and

WHEREAS, the Company and the Holder desire to amend the August 2022 Original Warrant and the February 2023 Original Warrant as set forth in this Amendment and

WHEREAS, the Company and the holders of a majority the outstanding Series D warrants desire to amend the Series D March 2024 Original Warrant as set forth in this Amendment; and

WHEREAS, the Company and the holders of a majority the outstanding Series E warrants desire to amend the Series E March 2024 Original Warrant as set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Company and the Holder hereby agree as follows:

1.             Amendment to “Termination Date.” The first paragraph of the Original Warrants are hereby amended such that the “Termination Date” is December 23, 2029.

2.             Amendment to Section 2(b). Section 2(b) of the Original Warrants are amended and restated in its entirety as follows:

“b)           Exercise Price. The exercise price per ADS under this Warrant shall be $0.45, subject to adjustment hereunder (the “Exercise Price”).”

3.             No Further Amendment. Except as amended by this Amendment, the Original Warrants remain unaltered and shall remain in full force and effect.

4.             Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be determined in accordance with the provisions of those certain Securities Purchase Agreements dated as of August 5, 2022, with respect to the August 2022 Original Warrant, February 22, 2023, with respect to the February 2023 Original Warrant and March 4, 2024 with respect to the Series D March 2024 Original Warrant and Series E March 2024 Original Warrant, between the Company and the Holder.

5.             Counterparts. This Amendment may be executed in any number of counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument. Signatures delivered by facsimile, electronic mail (including as a PDF file) or other transmission method shall be deemed to be original signatures, shall be valid and binding, and, upon delivery, shall constitute due execution of this Amendment.

(Signature page follows)

IN WITNESS WHEREOF, each of the Company and the Holder has caused this Amendment to be executed by its officer thereunto duly authorized as of the date first above indicated.

COMPANY
QUOIN PHARMACEUTICALS LTD.

By:
Name:
Title:

HOLDER
[•]

By:
Name:
Title: